EXHIBIT 99.1

Superconductor Technologies Inc. Reports First Quarter 2009 Results

SANTA BARBARA, Calif., May 6, 2009 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended March 28, 2009.

Total net revenues for the first quarter were $1.7 million, compared to $1.3 million in the fourth quarter of 2008 and $3.5 million in the year ago quarter. Net commercial product revenues for the first quarter of 2009 were $1.1 million, compared to $686,000 in the fourth quarter of 2008 and $2.0 million in the first quarter of 2008. Government and other contract revenue totaled $546,000 during the 2009 first quarter, compared to $592,000 in fourth quarter of 2008 and $1.5 million during the year ago period.

Jeff Quiram, STI's president and chief executive officer, said, "We are encouraged to see the market starting to stabilize after the uncertainty at the end of 2008. In the first quarter our commercial business improved in both revenue and sales backlog. In addition, our government business levels are expected to increase for the remainder of 2009 due to a $4.1 million contract award with the U.S. Air Force for the next phase of the Semiconductor-Tuned High Temperature Superconducting Filters for Ultra-Sensitive Radio Frequency Receivers (SURF) program."

"During the first quarter, we successfully completed a CDMA field trial in China, demonstrating that SuperLink significantly improved the coverage and performance of the trial sites. Our joint venture in China, BSTI, is now focused on utilizing these results with our customer to deploy SuperLink in the network. Also, as announced in April, we will be participating with a major wireless original equipment manufacturer (OEM) in a Long-Term Evolution (LTE) network field trial with a tier-one U.S. wireless operator for the new 700 megahertz (MHz) spectrum in North America. We expect the trial to be completed in the fourth quarter of 2009. Finally, we remain excited about our two additional strategic initiatives: HTS tapes for next generation electric grid applications and re-configurable handset filters for Smartphones," Quiram added.

Net loss for the first quarter was $3.5 million, as compared to a net loss of $3.8 million in the fourth quarter of 2008 and $2.3 million in the first quarter of 2008. Net loss per share in the first quarter of 2009 was $0.20, compared to a net loss of $0.21 per share in the fourth quarter of 2008, and a $0.17 net loss per share in the year ago period.

As of March 28, 2009, STI had $5.1 million in cash and cash equivalents. STI ended the quarter with a commercial product backlog of $434,000, compared to $272,000 at the end of the fourth quarter of 2008 and $192,000 at the end of the year-ago quarter.

Investor Conference Call

STI will host an investor conference call today at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time. The call will be accessible live by dialing 1-888-549-7880 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9869. The Conference ID will be #4061388. A telephone replay will be available until midnight ET on May 8th by dialing 800-406-7325 or 303-590-3030, and entering pass code 4061388#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing know how. STI has been providing innovative interference elimination solutions to the commercial wireless industry for more than a decade and is now pursuing emerging opportunities in the electrical grid and in equipment platforms that utilize electrical circuits. For more information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2008 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

                    SUPERCONDUCTOR TECHNOLOGIES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                                              Three Months Ended
                                        ------------------------------
                                        March 28, 2009  March 29, 2008
                                        --------------  --------------

 Net revenues:
  Commercial product revenues           $    1,131,000  $    1,993,000
  Government and other contract
   revenues                                    546,000       1,479,000
                                        --------------  --------------

   Total net revenues                        1,677,000       3,472,000

 Costs and expenses:
  Cost of commercial product revenues        1,797,000       2,019,000
  Contract research and development            569,000       1,243,000
  Other research and development             1,084,000         408,000
  Selling, general and administrative        1,723,000       2,200,000
                                        --------------  --------------

   Total costs and expenses                  5,173,000       5,870,000
                                        --------------  --------------

 Loss from operations                       (3,496,000)     (2,398,000)

  Noncontrolling interest in joint
   venture                                     (50,000)             --
  Interest income                               13,000          99,000
  Interest expense                              (9,000)         (9,000)
                                        --------------  --------------

   Net loss                             $   (3,542,000) $   (2,308,000)
                                        ==============  ==============

 Basic and diluted loss per common
  share                                 $        (0.20) $        (0.17)
                                        ==============  ==============

 Weighted average number of common
  shares outstanding                        17,869,030      13,636,083
                                        ==============  ==============

 See accompanying notes to the unaudited interim condensed
 consolidated financial statements.

                    SUPERCONDUCTOR TECHNOLOGIES INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                              March 28,    December 31,
                                                2009          2008
                                            ------------  ------------
                                            (Unaudited)    (See Note)
 ASSETS
 ------

 Current Assets:
  Cash and cash equivalents                 $  5,077,000  $  7,569,000
  Accounts receivable, net                       543,000       355,000
  Inventory, net                               5,020,000     5,278,000
  Prepaid expenses and other current assets      350,000       416,000
                                            ------------  ------------
   Total Current Assets                       10,990,000    13,618,000
                                            ------------  ------------

  Property and equipment, net of
   accumulated depreciation of $20,264,000
   and $19,943,000, respectively               2,443,000     2,739,000
  Patents, licenses and purchased
   technology, net of accumulated
   amortization of $2,139,000 and
   $2,055,000, respectively                    2,195,000     2,252,000
  Investment in joint venture                    457,000       521,000
  Other assets                                   223,000       228,000
                                            ------------  ------------
   Total Assets                             $ 16,308,000  $ 19,358,000
                                            ============  ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
 Current Liabilities:
  Accounts payable                          $    784,000  $    707,000
  Accrued expenses                               732,000       578,000
  Current portion of capitalized lease
   obligations and long term debt                 67,000        80,000
                                            ------------  ------------
   Total Current Liabilities                   1,578,000     1,365,000

  Other long term liabilities                    455,000       441,000
                                            ------------  ------------
   Total Liabilities                           2,038,000     1,806,000
                                            ------------  ------------

 Commitments and contingencies-Notes 6 and 7

 Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized, 611,523
   shares issued and outstanding                   1,000         1,000
  Common stock, $.001 par value,
   250,000,000 shares authorized,
   18,705,028 and 17,869,030 shares issued
   and outstanding, respectively                  19,000        18,000
  Capital in excess of par value             230,478,000   230,219,000
  Accumulated deficit                       (216,228,000) (212,686,000)
                                            ------------  ------------
   Total Stockholders' Equity                 14,270,000    17,552,000
                                            ------------  ------------
   Total Liabilities and  Equity            $ 16,308,000  $ 19,358,000
                                            ============  ============

 See accompanying notes to the condensed consolidated financial statements

 Note-December 31, 2008 balances were derived from audited financial statements.

                    SUPERCONDUCTOR TECHNOLOGIES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)

                                              Three Months Ended
                                        ------------------------------
                                        March 28, 2009  March 29, 2008
                                        --------------  --------------

 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                               $   (3,542,000) $   (2,308,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
 Depreciation and amortization                 404,000         396,000
 Stock-based compensation expense              260,000         118,000
 Provision for excess and obsolete
  inventories                                   12,000              --
 Noncontrolling interest in joint
  venture                                       50,000              --
  Changes in assets and liabilities:
   Accounts receivable                        (187,000)        525,000
   Inventory                                   246,000      (1,965,000)
   Prepaid expenses and other current
    assets                                      65,000          28,000
   Patents, licenses and purchased
    technology                                 (26,000)        (76,000)
   Other assets                                  6,000          (6,000)
   Accounts payable, accrued expenses
    and other long-term liabilities            232,000         208,000
                                        --------------  --------------
    Net cash used in operating
     activities                             (2,480,000)     (3,080,000)
                                        --------------  --------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment           (25,000)        (62,000)
 Investment in joint venture                    14,000              --
                                        --------------  --------------
    Net cash used in investing
     activities                                (11,000)        (62,000)
                                        --------------  --------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from preferred and common
  stock                                             --      10,911,000
                                        --------------  --------------
    Net cash provided by financing
     activities                                     --      10,911,000
                                        --------------  --------------

 Net increase (decrease) in cash and
  cash equivalents                          (2,491,000)      7,769,000
 Cash and cash equivalents at beginning
  of period                                  7,568,000       3,939,000
                                        --------------  --------------
 Cash and cash equivalents at end of
  period                                $    5,077,000  $   11,708,000
                                        ==============  ==============

CONTACT:  Lippert / Heilshorn & Associates
          For Superconductor Technologies Inc.
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com